EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-124778) of Dickie Walker Marine, Inc.,

(2)	Registration Statement (Form S-8 No. 333-115904) pertaining to the Equity Incentive Plan of Dickie Walker Marine, Inc.,

of our report dated December 3, 2004, with respect to the financial statements of Dickie Walker Marine, Inc., included in this Form 10-KSB/A Amendment No. 2 for the year ended September 30, 2004.

ERNST & YOUNG LLP

San Diego, California

June 29, 2005